UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2015

Concert Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 500 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Concert Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 11, 2015. The following is a summary of the matters voted on at that meeting.

1.	The Company’s stockholders elected Peter Barton Hutt, Wilfred E. Jaeger and Roger D. Tung as class I directors to serve until the 2018 Annual Meeting of Stockholders, each such director to hold office until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such class I directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Peter Barton Hutt	10,566,417	1,871,890	6,414,415
Wilfred E. Jaeger	10,993,616	1,444,691	6,414,415
Roger D. Tung	11,003,076	1,435,231	6,414,415

2.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,449,664	305,615	97,443	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date: June 15, 2015	/s/ Roger D. Tung
Roger D. Tung
President and Chief Executive Officer